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                                                                     Exhibit 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          ADVANCED MEDICAL OPTICS, INC.

        Advanced Medical Optics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

        1. The Corporation was originally incorporated on October 24, 2001, under the name Allergan Medical Technologies, Inc. Pursuant to a Certificate of Amendment filed on January 24, 2002, the name of the Corporation was changed and now is Advanced Medical Optics, Inc.

        2. This Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware, and the Corporation's sole stockholder has given its written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

        3. The Certificate of Incorporation of this Corporation shall be amended and restated to read in full as follows:

        FIRST:  The name of the corporation is Advanced Medical Optics, Inc.

        SECOND: The name and address of the registered agent of the Corporation in the State of Delaware are:

                National Registered Agents, Inc.
                9 East Loockerman Street
                Dover, Kent County, Delaware 19901

        THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:

        1. The Corporation is authorized to issue a total of One Hundred Twenty-Five Million (125,000,000) shares of stock (the "Capital Stock") consisting of two classes of shares designated as "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock authorized to be issued is One Hundred Twenty Million (120,000,000), par value $0.01 per share and the number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000), par value $0.01 per share.

        2. The shares of Preferred Stock may be issued from time to time in one or more series, as provided for herein or as provided for by the Board of Directors of the Corporation (the "Board of Directors") as permitted hereby. All shares of Preferred Stock shall

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be of equal rank and shall be identical, except in respect of the terms fixed herein for the series provided for herein or fixed by the Board of Directors for series provided for by the Board of Directors as permitted hereby. All shares of any one series shall be identical in all respects with all the other shares of such series, except the shares of any one series issued at different times may differ as to the dates from which dividends thereon may be cumulative.

        3. The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, additional series of Preferred Stock. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the number of shares constituting such series and the distinguishing characteristics and the relative rights, preferences, privileges and immunities, if any, and any qualifications, limitations or restrictions thereof, of the shares thereof, so far as not inconsistent with the provisions of this Article FOURTH. Without limiting the generality of the foregoing, the Board of Directors may fix and determine:

        (a) The designation of such series and the number of shares which shall constitute such series of such shares;

        (b) The rate of dividend, if any, payable on shares of such series;

        (c) Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

        (d) Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

        (e) The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

        (f) The sinking fund provisions, if any, for the redemption of shares of such series;

        (g) The voting rights, if any, of the shares of such series;

        (h) The terms and conditions, if any, on which shares of such series may be converted into shares of Capital Stock of the Corporation of any other class or series;

        (i) Whether the shares of such series are to be preferred over shares of Capital Stock of the Corporation of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, or otherwise; and

        (j) Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Article FOURTH.

        FIFTH: The Corporation is to have perpetual existence.


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        SIXTH:

        1. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation by resolutions adopted by the affirmative vote of a majority of the entire Board of Directors, subject to any Bylaw requiring the affirmative vote of a larger percentage of the members of the Board of Directors.

        2. Stockholders may not make, adopt, alter, amend, change or repeal the Bylaws of the Corporation except upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

        SEVENTH:

        1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        2. The number of directors of the company that shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Class I, Class II and Class III shall each consist of an equal number of Directors to the extent practicable. Class I Directors shall be initially elected for a term expiring at the first annual meeting of stockholders of the Corporation following the date hereof, Class II Directors shall be initially elected for a term expiring at the second annual meeting of stockholders of the Corporation following the date hereof, and Class III Directors shall be initially elected for a term expiring at the third annual meeting of stockholders of the Corporation following the date hereof. At each annual meeting of stockholders following the date hereof, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain a number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, prior to death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of Directors and any other vacancy may only be filled by a majority of the members of the Incumbent Board then in office, even if less than a quorum. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. With respect to this Article SEVENTH, the "Incumbent Board" shall mean those Directors of the Corporation who, as of the date upon which this Amended and Restated Certificate of Incorporation becomes effective with the Office of the Secretary of State of the State of Delaware, constitute the Board of Directors of the Corporation, provided that any person becoming a Director subsequent to such date whose election, or nomination for election by the Corporation's stockholders, is approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (other than an election or nomination of an individual whose


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initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) shall also be considered a member of the Incumbent Board of the Corporation.

        3. Any or all of the directors of the Corporation may be removed from office by the stockholders of the Corporation, but only for cause, by the affirmative vote of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors of the Corporation.

        EIGHTH:

        1. The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

        2. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        3. Neither any amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        NINTH:

            1. The following definitions shall apply with respect to this Article NINTH:

            (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that this Article NINTH is approved by the Board (the term "registrant" in said Rule 12b-2 meaning, in this case, the Corporation).

            (b) A person shall be a "beneficial owner" of any Capital Stock (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of


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time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding (but neither such person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent contemplated by the parenthetical clause (ii)(B) in this Section) or disposing of any shares of Capital Stock; provided, however, that: (x) no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed the "beneficial owner" of any shares of Capital Stock that are beneficially owned by any other such director or officer (or their Affiliates or Associates); (y) in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote the shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate or Associate of such trustee), solely by reason of such capacity of such trustee, shall be deemed the "beneficial owner" of the shares of Voting Stock held under such plan; and (z) no person shall be deemed the "beneficial owner" of any shares of Voting Stock held in any voting trust, employee stock ownership plan or any similar plan or trust if such person does not possess the right to vote such shares. For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (g) of this Section 1, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this subparagraph (b) of Section 1, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

            (c) "Business Combination" means:

                (i) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other company, partnership, limited liability entity or other entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

                (ii) Any Inside Stockholder Arrangement involving any assets or commitments of the Corporation, any Subsidiary, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which, together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $20,000,000 or more or constitutes more than 5 percent of the book value of the total assets of the Corporation; provided, however, that any Inside Stockholder Arrangement which results in any Interested Stockholder or any Affiliate or Associate thereof having any direct or indirect control over, or responsibility for the management of, any aspect of the business or affairs of the Corporation, whether as an employee or consultant or otherwise (other than as director),


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        shall be a Business Combination, whether or not such Inside Stockholder
        Arrangement meets the financial thresholds set forth in this subsection
        (ii); or

                (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to or for the benefit or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other property, which, together with all other such arrangements (including all future events), has an aggregate Fair Market Value of $20,000,000 or more or constitutes more than 5 percent of the stockholders' equity of the Corporation (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of the Corporation, existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination; provided, however, that if such stockholders' equity is negative, the Fair Market Value of the outstanding Capital Stock at the date of such balance sheet shall be used in lieu thereof in determining if a transaction involves a Substantial Part; or

                (iv) the occurrence of:

                     (A) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

                     (B) the adoption of any plan or proposal for any amendment to the Corporation's Bylaws; or

                     (C) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder);

        in each case, that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                (v) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through (iv).

            (d) For any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraph (b)(i) of Section 3 of this Article NINTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

            (e) "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy or newly-created directorship on the Board of Directors or who is elected and who, in either event, is not an Affiliate or Associate or


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representative of the Interested Stockholder and, in connection with such person's initial assumption of office, is recommended for appointment or election by a majority of the Continuing Directors then on the Board of Directors.

            (f) "Fair Market Value" means (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sales price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange--Listed Stocks, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the Nasdaq National Market or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

            (g) "Interested Stockholder" means any person (other than the Corporation or any Subsidiary, any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who
(i) is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock representing 15% or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock; or (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing 15% or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock; or
(iii) is an assignee of or has otherwise succeeded to any Voting Stock which was at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended; provided, however, that the term "Interested Stockholder" shall not include any person whose ownership of Voting Stock representing 15% or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock is the result of action taken solely by the Corporation or any Subsidiary, provided that such person shall be an Interested Stockholder if thereafter such person acquires additional shares of Voting Stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person.

            (h) "Inside Stockholder Arrangement" means any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase or sell, agreement to pay, extension of credit, joint venture participation or other arrangement (whether one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder.

            (i) The term "person" means any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom


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such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

            (j) "Subsidiary" means any company, partnership, limited liability entity or other entity, whether incorporated or unincorporated (i) of which the Corporation or any other Subsidiary of the Corporation beneficially owns a majority of any class of equity security or (ii) the Corporation or any other Subsidiary is a general partner or a managing member; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph (g) of this Section 1, the term "Subsidiary" shall mean only a company, partnership, limited liability entity or other entity, whether incorporated or unincorporated, of which the Corporation or any Subsidiary of the Corporation beneficially owns a majority of each class of equity security.

            (k) "Voting Stock" means all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

            2. In addition to any affirmative vote required by law or this Amended and Restated Certificate of Incorporation (including any resolutions of the Board of Directors pursuant to Article FOURTH) or the Bylaws of the Corporation, and except as otherwise expressly provided in Section 3 of this Article NINTH, a Business Combination with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall, except as otherwise prohibited by applicable law, require the affirmative vote of (i) not less than 75% of the votes entitled to be cast by the holders of all of the then outstanding shares of Voting Stock, voting together as a single class and (ii) not less than a majority of the votes entitled to be cast by holders of all the then outstanding Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder or such person who thereafter would be an Affiliate or Associate of such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified by law or in any agreement with any national securities exchange or otherwise.

            3. The provisions of Section 2 of this Article NINTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law, by any other provision of this Certification of Incorporation (including any resolutions of the Board of Directors pursuant to Article FOURTH), by the Bylaws of the Corporation or by any agreement with any national securities exchange or other national market if all the conditions specified in either of the following subparagraphs (a) or (b) are met:

            (a) The Business Combination shall have been approved, either specifically or as a transaction which is in an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors.


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            (b) All of the following conditions shall have been met:

                (i) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Capital Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (1), (2) and (3) below:

                    (1) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
            fees) paid by or on behalf of the Interested Stockholder for any share of the same class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Capital Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision, combination or reclassification with respect to such class or series of Capital Stock; and

                    (2) the Fair Market Value per share of that class or series of Capital Stock on (x) the Announcement Date or (y) the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, in each case as adjusted for any subsequent stock split, stock dividend, subdivision, combination or reclassification with respect to such class or series of Capital Stock;

                    (3) (if applicable) the highest preferential amount per
            share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

            The provisions of this subparagraph (b)(ii) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                (ii) The consideration to be received by holders of a particular class or series of Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.


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

                (iii) After the Determination Date and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (b) except as approved by a majority of the Continuing Directors, there shall have been no reduction in the annual rate of dividends paid on any class or series of Capital Stock (except as necessary to reflect any stock split, stock dividend, combination, subdivision or reclassification of such class or series of Capital Stock); (c) there shall have been an increase in the annual rate of dividends paid on each class or series of Capital Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of such class or series of Capital Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (d) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

                (iv) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act). The proxy or information statement shall contain on the first page thereof, in a prominent place, such statement, if any, as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

                (v) Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

                (vi) After the Determination Date, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

            4. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to


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them after reasonable inquiry, all questions arising under this Article NINTH including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action is with, or proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $20,000,000 or more, (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part, and (g) whether the applicable conditions set forth in paragraph (b) of Section 3 of this Article NINTH have been met with respect to any Business Combination. Any such determination made good faith shall be binding and conclusive on all parties.

            5. Nothing contained in this Article NINTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

            6. The fact that any Business Combination complies with the provisions of Section 3 of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

            7. For the purpose of this Article NINTH, a Business Combination or any proposal to amend, repeal or adopt any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article NINTH (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or a person who thereafter would become such if (a) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (b) such Interested Stockholder, Affiliate, Associate or person votes for the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

            8. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation), any proposal to amend, repeal or adopt any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article NINTH which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of (a) the holders of not less than 75% of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, and (b) the holders of not less than a majority of the votes entitled to be cast by the holders of the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by


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

such Interested Stockholder, provided, however, that this Section 8 shall not apply to, and such vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of subparagraph (e) of Section 1 of this Article NINTH.

            TENTH: Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

            ELEVENTH: Effective from and after the date upon which the Corporation shall first have more than one stockholder, no stockholder action may be taken except at a duly called annual or special meeting of stockholders of the Corporation and stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

            TWELFTH:

            1. To the fullest extent permitted by the General Corporation Law of the State of Delaware and subject to Section 2 of this Article TWELFTH, this Amended and Restated Certificate of Incorporation may be amended by the Board of Directors, with respect to corrections not affecting the rights, preferences and privileges of the Corporation's stockholders.

            2. The Corporation reserves the right to amend and repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation. Notwithstanding the foregoing, no amendment, alteration, change or repeal may be made (a) to Article SIXTH, Article SEVENTH, Article TENTH, Article ELEVENTH or this Article TWELFTH without the affirmative vote of the holders of at least 75% of the outstanding voting stock of the corporation voting together as a single class or (b) to Article NINTH without the affirmative votes required under Section 8 of Article NINTH.


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
            IN WITNESS WHEREOF, Advanced Medical Optics, Inc., has caused this Amended and Restated Certificate of Incorporation to be signed by Jane E. Rady, its Corporate Vice President, and attested by Aimee S. Weisner, its General Counsel and Secretary, this 1st day of May, 2002.


                                           ADVANCED MEDICAL OPTICS, INC.


                                           By:  /s/ JANE E. RADY
                                             -----------------------------------
                                                Jane E. Rady
                                                Corporate Vice President
ATTEST:

By:  /s/ AIMEE S. WEISNER
   --------------------------------
     Aimee S. Weisner
     General Counsel and Secretary




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